Exhibit 99.2
Item 6.  Selected Financial Data.

Note: The information contained in this Item has been updated to reflect America First Multifamily Investors, LP change in the classification of Bent Tree and Fairmont Oaks, Consolidated variable interest entities ("VIEs"), as discontinued operations. The resulting changes are discussed further in the Notes to Financial Statements in Exhibit 99.4 as follows:

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Note 2, Summary of Significant Accounting Policies: Disclosure requirements about the discontinued operations, which was effective in the second quarter of 2015. The disclosure requirements have been applied retrospectively to all periods presented.

•	Note 4, Variable Interest Entities: Reclassifications were made to the variable interest entities reporting two of the Consolidated VIEs as discontinued operations for all periods presented.

•	Note 8, Real Estate Assets: Reclassifications were made to reclassify the Consolidated VIEs net assets to discontinued operations retrospectively for all periods presented.

•	Note 10, Discontinued Operations: Reclassifications were made to reclassify the Consolidated VIEs net assets to discontinued operations retrospectively for all periods presented.

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Note 20, Segments: Revenue, interest expense, depreciation, net income from continuing operations, net income, and total assets have been revised to reflect the change in the Consolidated VIEs due to the discontinued operations of two Consolidated VIEs recast for all periods presented.

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Note 21, Summary of Unaudited Quarterly Results of Operations: Reclassifications were made to reclassify the revenues and income from continuing operations to discontinued operations for all periods presented.

For significant developments that have occurred subsequent to the filing of the 2014 Annual Report on Form 10-K (“2014 Form 10-K”), refer to America First Multifamily Investors, LP Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Set forth below is selected financial data for the Company as of and for the years ended December 31, 2010 through 2014. The information should be read in conjunction with the Company’s consolidated financial statements and notes thereto filed in response to Item 8 of this report.  Please refer to the discussions in Exhibit 99.1, Item 1, Form 8-K and Exhibit 99.3, Item 7, Form 8-K regarding the implementation of guidance on consolidations and its effects on the presentation of financial data in this recast Exhibit 99.4, Item 8, Form 8-K:

	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010

Property revenues	$14,250,572	$13,115,858	$9,686,414	$8,077,406	$6,205,545
Real estate operating expenses	(7,796,761)	(7,622,182)	(6,022,923)	(4,947,845)	(4,247,002)
Depreciation and amortization expense	(6,081,500)	(5,823,477)	(4,056,612)	(3,066,582)	(2,741,470)
Investment income	26,606,234	22,651,622	11,078,467	9,187,291	6,881,314
Contingent interest income	40,000	6,497,160	—	309,990	—
Other interest income	856,217	1,772,338	150,882	485,679	455,622
Gain on mortgage revenue bonds - sale, redemption and retirement	3,701,772	—	680,444	445,257	—
Other income	188,000	250,000	555,328	294,328	—
Provision for loss on receivables	—	(241,698)	(452,700)	(952,700)
Provision for loan loss	(75,000)	(168,000)	—	(4,242,571)	(562,385)
Realized loss on taxable property loan	—	(4,557,741)	—	—	—
Gain on early extinguishment of debt	—	—	—	—	435,395
Asset impairment charge - Weatherford	—	—	—	—	(2,528,852)
Interest expense	(11,165,911)	(6,990,844)	(5,275,008)	(5,178,374)	(1,608,879)
General and administrative expenses	(5,547,208)	(4,237,245)	(3,512,233)	(2,764,970)	(2,383,784)
Income (loss) from continuing operations	14,976,415	14,645,791	2,832,059	(2,353,091)	(94,496)
Income (loss) from discontinued operations, (including gain on sale of MF Properties of $3,177,183 and $1,406,608 in 2013 and 2012, respectively)	52,773	3,331,051	2,163,979	679,928	(509,695)
Net income (loss)	15,029,188	17,976,842	4,996,038	(1,673,163)	(604,191)
Less: net (loss) income attributable to noncontrolling interest	(4,673)	261,923	549,194	570,759	(203,831)
Net income (loss) - America First Multifamily Investors, L. P.	15,033,861	17,714,919	4,446,844	(2,243,922)	(400,360)
Less: general partner's interest in net income	1,056,316	1,416,296	691,312	152,359	28,532
Unallocated loss of Consolidated Property VIEs	(635,560)	(1,116,262)	(1,522,846)	(1,289,539)	(2,466,260)
Unitholders' interest in net income (loss)	$14,613,105	$17,414,885	$5,278,378	$(1,106,742)	$2,037,368
Unitholders' Interest in net income per unit (basic and diluted):
Income (loss) from continuing operations	$0.25	$0.32	$0.09	$(0.06)	$0.09
Income (loss) from discontinued operations	$—	$0.08	$0.05	$0.02	$(0.02)
Net income (loss), basic and diluted, per unit	$0.25	$0.40	$0.14	$(0.04)	$0.07
Distributions paid or accrued per unit	$0.50	$0.50	$0.50	$0.50	$0.50
Weighted average number of units outstanding, basic and diluted	59,431,010	43,453,476	37,367,600	30,122,928	27,493,449

Please refer to the discussions Exhibit 99.1, Item 1, Form 8-K and Exhibit 99.3, Item 7, Form 8-K regarding the implementation of guidance on consolidations and its effects on the presentation of financial data in this recast Exhibit 99.4, Item 8, Form 8-K (continued):

	For the Year Ended December 31, 2014	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010

Mortgage revenue bonds, at fair value	$70,601,045	$68,946,370	$45,703,294	$26,542,565	$27,115,164
Mortgage revenue bonds held in trust, at fair value	$378,423,092	$216,371,801	$99,534,082	$109,152,787	$73,451,479
Public housing capital fund trusts, at fair value	$61,263,123	$62,056,379	$65,389,298	$—	$—
Mortgage-backed securities, at fair value	$14,841,558	$37,845,661	$32,121,412	$—	$—
Real estate assets, net	$110,351,512	$90,112,037	$71,932,938	$61,005,002	$36,933,120
Total assets of discontinued operations	$13,204,015	$13,748,427	$46,854,190	$52,471,633	$49,229,284
Total assets	$744,239,217	$534,233,032	$413,150,755	$297,976,545	$241,607,249
Total debt of continuing operations	$422,066,834	$314,361,320	$217,067,507	$148,137,455	$99,972,100
Total debt of discontinued operations	$—	$—	$—	$10,779,428	$6,281,882
Cash flows provided by operating activities	$17,444,171	$14,232,724	$7,482,090	$10,229,300	$2,200,893
Cash flows used in investing activities	$(105,887,640)	$(158,421,463)	$(97,296,115)	$(31,811,420)	$(48,549,857)
Cash flows provided by financing activities	$126,318,797	$125,175,254	$99,932,112	$28,518,485	$42,345,477
Cash Available for Distribution (“CAD”)(1)	$23,636,650	$18,379,205	$12,288,089	$10,612,090	$9,513,494

(1)  To calculate CAD, amortization expense related to debt financing costs and bond reissuance costs, Tier 2 income due to the general partner (as defined in the Partnership Agreement), interest rate derivative income or expense (including adjustments to fair value), provision for loan losses, provision for loss on receivables, impairments on assets, deferred gain and related interest, bond discount amortization net of cash received, losses related to consolidated VIEs, and depreciation and amortization expense on MF Property assets are added back to the Company’s net income (loss) as computed in accordance with GAAP. The Company uses CAD as a supplemental measurement of its ability to pay distributions.  The Company believes that CAD provides relevant information about its operations and is necessary along with net income (loss) for understanding its operating results.

Management utilizes a calculation of cash available for distribution or “CAD” as a means to determine the Partnership’s ability to make distributions to shareholders.  The General Partner believes that CAD provides relevant information about the Partnership’s operations and is necessary along with net income for understanding its operating results.  Net income is the GAAP measure most comparable to CAD. There is no generally accepted methodology for computing CAD, and the Partnership’s computation of CAD may not be comparable to CAD reported by other companies.  Although the Partnership considers CAD to be a useful measure of its operating performance, CAD is a non-GAAP measure and should not be considered as an alternative to net income or net cash flows from operating activities which are calculated in accordance with GAAP, or any other measures of financial performance or liquidity presented in accordance with GAAP.

The following sets forth a reconciliation of the Company’s net income (loss) as determined in accordance with GAAP and the Partnership’s CAD for the periods set forth.

	2014	2013	2012	2011	2010
Net income - America First Multifamily Investors L.P.	$15,033,861	$17,714,919	$4,446,844	$(2,243,922)	$(400,360)
Net loss related to VIEs and eliminations due to consolidation	635,560	1,116,262	1,522,846	1,289,539	2,466,260
Net income before impact of VIE consolidation	15,669,421	18,831,181	5,969,690	(954,383)	2,065,900
Change in fair value of derivatives and interest rate derivative amortization	2,003,350	283,610	944,541	2,083,521	(571,684)
Depreciation and amortization expense (Partnership only)	6,081,500	5,365,376	3,437,684	2,280,222	1,330,882
Provision for loan loss	75,000	168,000	—	4,242,571	1,147,716
Tier 2 Income distributable to the General Partner (1)	(937,106)	(484,855)	(657,933)	(170,410)	(472,246)
Developer income (2)	619,948	528,000	—	—	—
Bond purchase premium (discount) amortization (accretion) (net of cash received)	116,329	256,615	160,464	(100,998)	(403,906)
Provision for loss on receivables	—	241,698	452,700	952,700	—
Depreciation and amortization related to discontinued operations	8,208	19,285	462,574	888,811	1,179,748
Deposit liability gain - sale of the Ohio Properties (1)	—	(1,775,527)	—	—	1,775,527
Deposit liability gain - sale of the Greens Property (3)	—	(1,401,656)	—	—	—
Greens Property deferred interest and reversal of deferral (4)	—	(135,264)	135,264	—	—
Ohio Properties deferred interest and reversal of deferral (5)	—	(3,517,258)	1,383,105	1,390,056	745,227
Asset impairment charge - Weatherford		—	—	—	2,716,330
CAD	$23,636,650	$18,379,205	$12,288,089	$10,612,090	$9,513,494
Weighted average number of units outstanding,
basic and diluted	59,431,010	43,453,476	37,367,600	30,122,928	27,493,449
Net income (loss), basic and diluted, per unit	$0.25	$0.40	$0.14	$(0.04)	$0.07
Total CAD per unit	$0.40	$0.42	$0.33	$0.35	$0.35
Distributions per unit	$0.50	$0.50	$0.50	$0.50	$0.50

(1) As described in Note 2 to the consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the shareholders and 25% to the General Partner. This adjustment represents the 25% of Tier 2 income due to the General Partner.

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For the year ended December 31, 2014, the Company realized the sale of the Autumn Pines bond which resulted in an approximate $873,000 gain and Tier 2 income due to the General Partner of approximately $218,000, realized the redemption of the Lost Creek bond which resulted in an approximate $2.8 million gain and Tier 2 income due to the General Partner of approximately $709,000, and received contingent interest from Ashley Square generating $10,000 of Tier 2 income due to the General Partner.

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For the year ended December 31, 2013, the Company realized approximately $1.9 million in Tier 2 income from the Iona Lakes mortgage revenue bond redemption. The Company determined that the approximate $1.8 million gain from the sale of Crescent Village, Willow Bend, and Post Woods, (collectively, the “Ohio Properties”) was Tier 2 income in 2010, the year in which the Ohio Properties were sold to the unaffiliated not-for-profit. As such, 25% of that gain was distributed to AFCA 2 in 2010 and there was no Tier 2 income reported in 2013 related to the Ohio Properties.

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For the year ended 2012, the Tier 2 income is approximately $557K recognized on the Arbors at Hickory Ridge mortgage revenue bond re-structuring, $668K recognized on the GMF-Madison and GMF-Warren/Tulane mortgage revenue bond sale and $1.4 million recognized on the sale of the MF Properties.

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For the year ended December 31, 2011, the Tier 2 income is approximately $445K recognized on the Briarwood mortgage revenue bond retirement and approximately $308K of contingent interest recognized upon the Clarkson mortgage revenue bond retirement.

•	For the year ended December 31, 2010, the deferred gain on the sale of the Ohio Properties generated approximately $1.8 million and contingent interest generated approximately $33K of Tier 2 income.
(2) The developer income amount represents cash received by the Partnership for developer and construction management services performed on The 50/50 Student Housing at UNL mixed-use project in Lincoln, Nebraska.  The development at the University of Nebraska - Lincoln is accounted for as an MF property and the cash received for these fees has been eliminated within the consolidated financial statements.  For purposes of CAD, management is treating these fees as if received from an unconsolidated entity.
(3) The Partnership sold the Greens of Pine Glen (the “Greens Property”) in conjunction with the purchase of mortgage revenue bonds secured by the property. The sales price approximated the 2009 property purchase price and therefore the gain from the sale of the property related entirely to depreciation recapture. For this reason, the General Partner concluded that the gain should be excluded from the calculation of CAD.
(4) In July 2013, the Company recognized the sale of the Greens Property. The Company was required to follow the deposit method of accounting and had to defer to the gain until sufficient equity was invested by the new unaffiliated owners (which occurred in July 2013). Mortgage interest income of approximately $135,000 was received by the Partnership between October 2012 and December 31, 2012 and reported in 2012 CAD, and as such, the amount was reversed in the first nine months of the 2013 CAD calculation. As such, approximately $135,000 of CAD is being reversed out in the 2013 calculation of CAD.
(5) The recognition of the sale of the Ohio Properties allowed the Company to 1) realize approximately $4.2 million of interest income on the mortgage revenue bonds, 2) recognize approximately $1.1 million of taxable interest income on taxable property loans receivable it holds with the Ohio Properties, and 3) realize a $250,000 guarantee fee from the general partner owner of the Ohio Properties all in 2013 (see Note 10 to the Company’s consolidated financial statements). Mortgage interest income of $3.5 million of the $4.2 million had been previously received by the Partnership and reported in CAD, and as such, the amount was reversed in the 2013 CAD calculation.

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